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                                                                    Exhibit 10.1

                               FIRST AMENDMENT TO
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

      This FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") made and entered into as of April 13, 2004, by and among INTERMET CORPORATION, a Georgia corporation ("Intermet"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotia Capital"), acting through its Atlanta Agency, the other Lenders on the signature pages hereof, and any assignees of Scotia Capital or such other Lenders which become "Lenders" as provided in the Amended Agreement (as defined below) (Scotia Capital, and such other Lenders and assignees referred to collectively herein as the "Lenders"), and Scotia Capital, in its capacity as administrative and collateral agent for the Lenders and each successor administrative or collateral agent for such Lenders as may be appointed from time to time pursuant to Article IX of the Amended Agreement (the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, Intermet, the Lenders and the Administrative Agent are parties to that certain First Amended and Restated Credit Agreement, dated as of January 8, 2004 (the "Existing Agreement," capitalized terms used herein but not otherwise defined herein having the same respective meanings as in the Existing Agreement); and

      WHEREAS, the parties to the Existing Agreement wish to amend the Existing Agreement (the Existing Agreement as amended by this Amendment being the "Amended Agreement");

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Intermet, the Required Lenders and the Administrative Agent agree, upon the terms and subject to the conditions set forth herein, as follows:

      SECTION 1. AMENDMENTS. Effective on the First Amendment Date (as defined below), the Existing Agreement shall be amended as follows:

      (a) Amended Definitions. Each of the following definitions in Section 1.01 of the Existing Agreement shall be amended in its entirety to read as follows (additions are shown in italics and deletions are shown as ):

            "Applicable Commitment Fee Percentage" shall mean (a) prior to the First Amendment Date, 0.500%, (b) from and after the First Amendment Date until the date on which the Borrower delivers to the Administrative Agent and the Lenders its financial statements for the First Fiscal Quarter 2004 pursuant to Section 6.07, 0.750%, and (c) from and after the date on which the Borrower delivers to the Administrative Agent and the Lenders its financial statements for the First Fiscal Quarter 2004 pursuant to Section 6.07, the percentage determined from time to time according to the Pricing Schedule based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Applicable Commitment Fee Percentage to be immediately effective on the 60th day of the next Fiscal Quarter thereafter, provided that if the average daily unused portion of the Revolving Loan Commitments of the Revolving Loan Lenders is more than 50% of the Revolving Commitment Amount for any period, the Applicable Commitment Fee Percentage set forth on the Pricing Schedule shall be increased by 0.500% for the duration of such period and provided further that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to Section 6.07 prior to the 60th day of the then-current Fiscal Quarter, the Applicable Commitment Fee Percentage shall be 1.250% until such financial statements are delivered.

            "Applicable Margin" shall mean with respect to all outstanding Eurodollar Advances which are Revolving Loans and all Letter of Credit Obligations (a) prior to the First Amendment Date, 3.500%, (b) from and after the First Amendment Date until the date on which the Borrower delivers to the Administrative Agent and the Lenders its financial statements for the First Fiscal Quarter 2004 pursuant to Section 6.07, 3.750%, and (c) from and after the date on which the Borrower delivers to the Administrative Agent and the Lenders its financial statements for the First Fiscal Quarter 2004 pursuant to Section 6.07, the percentage determined from time to time according to the Pricing Schedule based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Applicable Margin to be immediately effective on the 60th day of the next Fiscal Quarter thereafter, provided that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to Section 6.07 prior to the 60th day of the then-current Fiscal Quarter, the Applicable Margin with respect to Eurodollar Advances which are Revolving Loans and all Letter of Credit Obligations shall be 4.000% until such financial statements are delivered. With respect to all Eurodollar Advances which are Term B Loans, "Applicable Margin" shall mean 4.250%.

            "Base Rate Margin" shall mean with respect to all outstanding Base Rate Advances which are Revolving Loans (a) prior to the First Amendment Date, 2.500%, (b) from and after the First Amendment Date until the date on which the Borrower delivers to the Administrative Agent and the Lenders its financial statements for the First Fiscal Quarter 2004 pursuant to
      Section 6.07, 2.750%, and (c) from and after the date on which the Borrower delivers to the Administrative Agent and the Lenders its financial statements for the First Fiscal Quarter 2004 pursuant to Section 6.07, the percentage determined from time to time according to the Pricing Schedule based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Base Rate Margin to be immediately effective on the 60th day of the next Fiscal Quarter thereafter, provided that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to Section
      6.07 prior to the 60th day of the then-current Fiscal Quarter, the Base Rate Margin with respect to Base Rate Advances which are Revolving Loans shall be 3.000% until such financial statements are delivered. With respect to all Base Rate Advances which are Term B Loans, "Base Rate Margin" shall mean 3.250%.

      (b) New Definition. The following new definition shall be added to Section
1.01 of the Existing Agreement in its appropriate alphabetical position:

            "First Amendment Date" shall have the meaning provided in the First Amendment to this Agreement dated as of April 13, 2004.

      (c) Consolidated EBITDA to Consolidated Interest Expense Ratio. Section 6.08(a) of the Existing Agreement shall be amended in its entirety to read as follows:

            "(a) Consolidated EBITDA to Consolidated Interest Expense. Maintain as of the last day of each Fiscal Quarter set forth below, a minimum ratio of Consolidated EBITDA to Consolidated Interest Expense, calculated for the immediately preceding four Fiscal Quarters, of equal to or greater than the ratio set forth opposite such Fiscal Quarter:

                                         Ratio of Consolidated
                                               EBITDA
                                            to Consolidated
Fiscal Quarter                              Interest Expense
--------------                              ----------------
Third Fiscal Quarter 2003 through         > then = 2.25:1.0
Fourth Fiscal Quarter 2003

First Fiscal Quarter 2004                 > then = 1.75:1.0

Second Fiscal Quarter 2004                > then = 1.65:1.0
through Third Fiscal Quarter 2004

Fourth Fiscal Quarter 2004                > then = 1.75:1.0

First Fiscal Quarter 2005 through         > then = 2.00:1.0
Second Fiscal Quarter 2005

Third Fiscal Quarter 2005                 > then = 2.50:1.0

Fourth Fiscal Quarter 2005                > then = 2.75:1.0
through First Fiscal Quarter 2006

Second Fiscal Quarter 2006 and            > then = 3.00:1.0".
each Fiscal Quarter thereafter

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

      (d) Funded Debt to Consolidated EBITDA Ratio. Section 6.08(b) of the Existing Agreement shall be amended in its entirety to read as follows:

            "(b) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each Fiscal Quarter set forth below, a maximum ratio of Funded Debt to Consolidated EBITDA, calculated for the immediately preceding four Fiscal Quarters, of less than or equal to the ratio set forth opposite such Fiscal Quarter:

                                             Ratio of Funded Debt
Fiscal Quarter                              to Consolidated EBITDA
--------------                              ----------------------
Third Fiscal Quarter 2003 through              < then = 4.50:1.0
Fourth Fiscal Quarter 2003

First Fiscal Quarter 2004                      < then = 5.75:1.0

Second Fiscal Quarter 2004 through             < then = 6.25:1.0
Third Fiscal Quarter 2004

Fourth Fiscal Quarter 2004                     < then = 5.90:1.0

First Fiscal Quarter 2005                      < then = 5.50:1.0

Second Fiscal Quarter 2005                     < then = 5.00:1.0

Third Fiscal Quarter 2005 through              < then = 4.00:1.0
Fourth Fiscal Quarter 2005

First Fiscal Quarter 2006 through              < then = 3.75:1.0
Second Fiscal Quarter 2006

Third Fiscal Quarter 2006 through              < then = 3.50:1.0
Fourth Fiscal Quarter 2006

First Fiscal Quarter 2007 through              < then = 3.25:1.0
Second Fiscal Quarter 2007

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

Third Fiscal Quarter 2007 and each             < then = 3.00:1.0".
Fiscal Quarter thereafter

      (e) Capital Expenditures. Section 6.08(c) of the Existing Agreement shall be amended in its entirety to read as follows:

            "(c) Capital Expenditures. The Borrower will not, and will not permit its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year which aggregate in excess of the following amounts set forth opposite each such Fiscal Year:

Fiscal Year                           Maximum Amount
-----------                           --------------
2003                                   $50,000,000
2004                                   $30,000,000
2005                                   $50,000,000
2006                                   $50,000,000
2007                                   $50,000,000
2008                                   $50,000,000
2009                                   $50,000,000

            ; provided that 50% of the difference between any such amount for any Fiscal Year and the lower actual amount of Capital Expenditures in such Fiscal Year may be added to the maximum amount for the following Fiscal Year, but not any subsequent Fiscal Year.".

      (f) Senior Funded Debt to Consolidated EBITDA Ratio. Section 6.08(d) of the Existing Agreement shall be amended in its entirety to read as follows:

            "(d) Senior Funded Debt to Consolidated EBITDA. Maintain as of the last day of each Fiscal Quarter set forth below, a maximum ratio of Senior Funded Debt to Consolidated EBITDA, calculated for the immediately preceding four Fiscal Quarters, of less than or equal to the ratio set forth opposite such Fiscal Quarter:

                                         Ratio of Senior Funded
                                          Debt to Consolidated
Fiscal Quarter                                   EBITDA
--------------                                   ------
Third Fiscal Quarter 2003 through          < then = 2.50:1.0
Fourth Fiscal Quarter 2003

First Fiscal Quarter 2004                  < then = 3.25:1.0

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

Second Fiscal Quarter 2004                 < then = 3.50:1.0
through Third Fiscal Quarter 2004

Fourth Fiscal Quarter 2004                 < then = 3.25:1.0

First Fiscal Quarter 2005                  < then = 3.00:1.0

Second Fiscal Quarter 2005                 < then = 2.75:1.0

Third Fiscal Quarter 2005 through          < then = 2.25:1.0
Fourth Fiscal Quarter 2005

First Fiscal Quarter 2006 through          < then = 2.00:1.0
Fourth Fiscal Quarter 2006

First Fiscal Quarter 2007 and              < then = 1.75:1.0".
each Fiscal Quarter thereafter

      (g) Mexican Indebtedness. Section 7.01(f) of the Existing Agreement shall be amended in its entirety to read as follows (additions are shown in italics and deletions are shown as ):

            "(f) Subject to satisfaction of the conditions specified in paragraphs (a) through (c) of Section 6.10 and clause (c) of Section 6.11, Indebtedness incurred by a wholly-owned Subsidiary located in Mexico (or any guaranty by the Borrower or any Domestic Subsidiary of any obligation of such Subsidiary) in an aggregate amount outstanding at any time not to exceed, together with the aggregate amount of any Investments permitted pursuant to Section 7.06(e), $15,000,000;"

      (h) Transfer of Equipment to Mexico. Section 7.06(g) of the Existing Agreement shall be amended in its entirety to read as follows (additions are shown in italics and deletions are shown as ):

            "(g) subject to satisfaction of the conditions specified in paragraphs (a) through (c) of Section 6.10 and clause (c) of Section 6.11, Investments (other than those permitted by paragraphs (a) through (f) above) of equipment listed on Schedule 7.06(g) in a wholly-owned Subsidiary located in Mexico with an aggregate combined book value or Fair Market Value (whichever is greater) not to exceed $14,000,000, provided that the Borrower may not commence such Investments unless the ratio of Funded Debt to Consolidated EBITDA, calculated for the immediately preceding four Fiscal Quarters, shall be less than or equal to 4.5:1.0."

      (i) Pricing Schedule. Schedule 1.01 of the Existing Agreement shall be amended in its entirety to read as follows (additions are shown in italics and deletions are shown as ):

                                  SCHEDULE 1.01

                                Pricing Schedule

                                                                                                 APPLICABLE
FUNDED DEBT/                                                                                     COMMITMENT FEE
CONSOLIDATED EBITDA                  APPLICABLE MARGIN            BASE RATE MARGIN               PERCENTAGE
-------------------                  -----------------            ----------------               ----------
Greater than or equal to 5.50              4.000%                       3.000%                       0.750%

Greater than or equal to 4.25 and          3.750%                       2.750%                       0.750%
less than 5.50

Greater than or equal to 3.75 and          3.500%                       2.500%                       0.500%
less than 4.25

Greater than or equal to 3.25 and          3.250%                       2.250%                       0.500%
less than 3.75

Less than 3.25                             3.000%                       2.000%                       0.500%

      SECTION 2. EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on the date (the "First Amendment Date") when the Administrative Agent shall have received each of the following, all in form and substance satisfactory to the Administrative Agent:

      (a) This Amendment. Counterparts hereof executed by Intermet, the Guarantors, the Administrative Agent and the Required Lenders.

      (b) Fee Letter. A counterpart, executed by Intermet, of the fee letter dated as of March 31, 2004 from Scotia Capital, along with all fees payable thereunder.

      (c) Amendment Fee. An amendment fee equal to 0.25% times the Commitment of each Lender which signs this Amendment and returns a counterpart hereof executed by such Lender to Mayer, Brown, Rowe & Maw LLP, counsel to the Administrative Agent, no later than noon,

New York time, on April 13, 2004, payable to the Administrative Agent for the account of each such Lender.

      (d) Fees of Counsel. Evidence that Intermet shall have paid all outstanding fees and expenses of counsel to the Administrative Agent, to the extent invoiced.

      (e) Other Instruments or Documents. Such other instruments or documents as the Administrative Agent or any Lender may reasonably request in connection with this Amendment.

      SECTION 3. MISCELLANEOUS.

      (a) To induce the Administrative Agent and the Required Lenders to enter into this Amendment, Intermet represents and warrants to the Administrative Agent and the Lenders that: (i) the representations and warranties contained in the Credit Documents, as amended by this Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (ii) after giving effect to this Amendment, no Default or Event of Default exists; (iii) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by Intermet and the Guarantors, and the Amended Agreement and each of the other Credit Documents are the legal, valid and binding obligations of the Credit Parties party thereto, enforceable against such Credit Parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (iv) no consent, approval, authorization, order, registration or qualification with any governmental authority, regulatory body or securities exchange is required for, and in the absence of which would adversely affect, the legal and valid execution and delivery or performance by Intermet and the Guarantors of this Amendment or the performance by Intermet and the Guarantors of the Amended Agreement or by any Credit Party of any other Credit Document to which it is a party.

      (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

      (c) Except as specifically provided above, the Existing Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Existing Agreement or any of the other Credit Documents, nor constitute a waiver or modification of any provision of any of the other Credit Documents.

      (d) On and after the First Amendment Date, each reference in the Existing Agreement and related documents to "First Amended and Restated Credit Agreement," "this Agreement" or words of like import, shall, unless the context otherwise requires, be deemed to refer to the Amended Agreement.

      (e) Intermet agrees to pay on demand all reasonable costs and expenses incurred at any time by the Administrative Agent (including the reasonable attorney fees and expenses for the Administrative Agent) in connection with the preparation, negotiation, execution and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

      (f) This Amendment shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and permitted assigns as provided in the Amended Agreement.

      (g) In case any provision in or obligation under this Amendment or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      (h) THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK).

                        [Signatures Follow on Next Page]

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